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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             UCAR International Inc.

             (Exact name of Registrant as specified in its charter)

                Delaware                                 06-1385548

(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

          39 Old Ridgebury Road                          06817-0001
          Danbury, Connecticut

(Address of Principal Executive Offices)                 (Zip Code)

If  this   form   relates   to  the          If  this  form   relates   to  the
registration    of   a   class   of          registration   of   a   class   of
securities   pursuant   to  Section          securities   pursuant  to  Section
12(b)  of the  Exchange  Act and is          12(g) of the  Exchange  Act and is
effective   pursuant   to   General          effective   pursuant   to  General
Instruction  A. (c),  please  check          Instruction  A. (d),  please check
the following box. |X|                       the following box. |_|

      Securities Act registration statement file number to which this form relates: not applicable

        Securities to be registered pursuant to Section 12(b) of the Act:

       TITLE OF EACH CLASS                       NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED

 Preferred Share Purchase Rights                    New York Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:


                                      None

                                  Page 1 of 4

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Item 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      On August 7, 1998, the Board of Directors of UCAR International Inc. (the "Registrant") declared a dividend distribution of one right (a "Right") to purchase preferred stock of the Registrant, or shares of common stock, par value $.01 per share of the Registrant (the "Common Stock"), in lieu thereof, payable to holders of Common Stock outstanding at the close of business on August 20, 1998 (the "Record Date"), pursuant to the terms of a Rights Agreement dated as of August 7, 1998 (the "Rights Agreement") between the Registrant and the Bank of New York, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Stock issued or delivered from the Registrant's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 1 hereto and incorporated herein by reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

Item 2.      EXHIBITS.

      The following exhibits are filed as a part of this Registration Statement:

       EXHIBIT
          NO.         DESCRIPTION
       -------        -----------

          1 Rights Agreement (including a Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate attached as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock attached as Exhibit C thereto).


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    UCAR INTERNATIONAL INC.



                                    By:   /S/ PETER B. MANCINO
                                       -----------------------------------------
                                       Name:  Peter B. Mancino
                                       Title:    Vice President


                                  Page 3 of 4

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                                INDEX TO EXHIBITS


EXHIBIT NO.                          DESCRIPTION
-----------                          -----------

     1 Rights Agreement (including a Form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate attached as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock attached as Exhibit C thereto).




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